Exhibit 10.1

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT is dated as of June 22, 2017 (this “Agreement”), by and between Repligen Corporation, a Delaware corporation (“Parent”), and Roy T. Eddleman (the “Holder”). All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Merger Agreement (as defined below).

WHEREAS, Parent, Top Hat, Inc., a California corporation and a wholly owned subsidiary of Parent (“First Merger Sub”), Swing Time, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub”), Spectrum, Inc., a California corporation (the “Company”), and Roy T. Eddleman, an individual, solely in his capacity as the representative of the Company securityholders, entered into that certain Agreement and Plan of Merger and Reorganization, dated June 22, 2017 (the “Merger Agreement”), pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company as the surviving entity and a direct subsidiary of Parent, and (ii) thereafter as part of the same overall transaction, the Company will merge with and into Second Merger Sub, with Second Merger Sub as the surviving entity and a direct subsidiary of Parent (together, the “Merger”);

WHEREAS, as partial consideration for the Merger, Parent intends to issue to the Holder pursuant to the terms of the Merger Agreement, inclusive of any shares held in escrow following the Closing, an aggregate number of shares (the “Consideration Shares”) of Parent’s common stock, $0.01 par value per share (the “Common Stock”), as determined in accordance with the terms of the Merger Agreement; and

WHEREAS, entering into this Agreement is a condition to the Closing.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Nomination and Election of Director.

(a) Beginning on the date that is the fifteen (15) month anniversary of the Closing Date and ending on the ninetieth (90th) calendar day thereafter (the “Notice Date”), the Holder may, at his election, deliver written notice to the Board of Directors of Parent (the “Board”) of his desire to be elected to the Board as a director (the “Acceptance Notice”). Subject to Sections 1.1(c) and 1(e), as promptly as practicable following receipt of the Acceptance Notice, and in any event within thirty (30) days of Parent’s receipt of the Acceptance Notice, the Board and all applicable committees and subcommittees thereof shall take all necessary actions to (i) increase the then current size of the Board by one (1) member and (ii) appoint the Holder to the Board to fill the vacancy thereby created (the “Board Action”).

(b) Subject to Sections 1.1(c) and 1(e), following the Board Action, the Board and all applicable committees and subcommittees thereof shall take all action necessary so that the Holder shall stand for election by Parent’s stockholders (the “Stockholders”) at Parent’s next annual meeting of stockholders (the “Annual Meeting”), or, if earlier, at the next special meeting of the Stockholders with respect to the election of directors following the Board Action. Subject to Sections 1.1(c) and 1(e), Parent agrees to (i) recommend and solicit proxies for the election of the Holder at such Annual Meeting or special meeting of the Stockholders in the same manner as for Parent’s other nominees, (ii) cause all Common Stock represented by proxies granted to it (or any of its officers, directors or representatives) to be voted in favor of each of Parent’s nominees (including the Holder), and (iii) otherwise support the Holder for election in a manner no less rigorous and favorable than the manner in which Parent supports its other nominees.

(c) Notwithstanding anything to the contrary in this Agreement, if the aggregate beneficial ownership of the Holder decreases to less than 5% of Common Stock prior to his appointment to the Board following delivery of the Acceptance Notice or otherwise (the “Holder Sell-Off Event”), then Parent shall have no obligations pursuant to Sections 1(a) and 1(b) above.

(d) As a condition to the appointment of the Holder to the Board in accordance with this Section 1, the Holder shall provide any information that Parent reasonably requires, including without limitation information required to be disclosed in a proxy statement or other filing under applicable Law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and shall consent to appropriate background checks. If, at any time (including without limitation, prior to his appointment to the Board following delivery of the Acceptance Notice), the Board learns of a Disqualifying Event, then the Board may, in its sole discretion, (i) not take any of the actions required by Sections 1(a) and 1(b) above following delivery of the Acceptance Notice (and Parent shall have no obligations pursuant to Sections 1(a) and 1(b) above), or (ii) following his appointment to the Board, request that the Holder resign from the Board and any committees thereof (a “Resignation Request”). Immediately following delivery of a Resignation Request to the Holder, the Holder shall take any and all actions to resign from the Board and any committees thereof which shall be effective immediately. “Disqualifying Event” means any of the following: (x) conduct by the Holder that is or would reasonably be expected to be materially harmful to the business, interests or reputation of Parent, it being understood that the Holder’s commission of, being indicted or charged with, or making a plea of nolo contendere to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud shall be deemed materially harmful to the business and Parent; (y) the Holder’s material violation of any provision of any Parent Policy (as defined below) or any agreement(s) between the Holder and Parent (and/or any of its Affiliates); or (z) the existence of any action or proceeding (whether in court or arbitration) between the Holder (or one of his Affiliates) and a Parent Indemnified Party, other than an action relating to a claim for an Indemnifiable Matter (other than any claim relating to fraud, Willful Breach or a Related Party Transaction) commenced by a Parent Indemnified Party. In connection with any annual meeting of the Stockholders (and any adjournments or postponements thereof) or any special meeting of the Stockholders, the Holder shall cause to be present for quorum purposes and vote or cause to be voted all Common Stock beneficially owned the Holder or his Affiliates and which he or such Affiliates are entitled to vote on the record date for such annual or special meeting in favor of, (i) the election of directors nominated by the Board and (ii) otherwise in accordance with the Board’s recommendation; provided, however, that the Holder’s obligations under this Section 1(d) shall terminate upon (x) the Holder’s failure to deliver an Acceptance Notice by the end of the day on the Notice Date, or (y) the occurrence of a Holder Sell-Off Event following the Holder’s appointment to the Board in accordance with Section 1(a).

(e) The Holder and Parent acknowledge that, except as otherwise provided herein, the Holder, upon election to the Board, shall serve as a member of the Board and shall be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related-party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policies, and corporate governance policies of Parent (each, a “Parent Policy” and collectively, “Parent Policies”) as other directors, and shall be required to preserve the confidentiality of, and not disclose to any Person, non-public information of Parent or any of its Subsidiaries, including discussions or matters considered in meetings of the Board or any committees or subcommittees thereof, and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-employee directors of Parent. As a condition to the Holder’s election to the Board, the Holder agrees to sign all documents required to be signed by members of the Board, consistent with past practices, including without limitation Parent’s Code of Business Conduct and Ethics and Statement of Parent Policy on Insider Trading and Disclosure & Trading Procedure for Insiders. Parent represents and warrants that all Parent Policies in effect as of the date hereof are publicly available on Parent’s website or described in its proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017, or have otherwise been provided to the Holder.

(f) Notwithstanding anything to the contrary herein, if a majority of the directors of the Board reasonably determine in good faith that access to information or attendance at a meeting of the Board by the Holder could result in a conflict of interest between the Holder and Parent with respect to the subject matter of this Agreement or any of the transactions contemplated by the Merger Agreement, Parent reserves the right to withhold any such information and to exclude the Holder from any such meeting of the Board or portion thereof.

2. Standstill Provisions.

The Holder agrees that during the period commencing on the date of this Agreement through the later of (x) the Notice Date, or (y) Holder’s removal, resignation or failure to stand for reelection as a member of the Board (the “Standstill Period”), unless specifically authorized in writing by the Board, neither the Holder nor any of his controlled Affiliates will, directly or indirectly, in any manner:

(a) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of the Stockholders), in each case, with respect to securities of Parent;

(b) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock;

(c) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than in accordance with this Agreement;

(d) acquire or seek to acquire any securities or rights or options to acquire any securities of Parent, or any derivative securities or instruments, if such acquisition would result in the Holder and his Affiliates having aggregate beneficial ownership of more than 19.9% of the Common Stock outstanding, or economic exposure to more than 19.9% of the Common Stock outstanding;

(e) seek, or encourage any Person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to Parent or seek, encourage or take any other action with respect to the election or removal of any directors;

(f) unless otherwise authorized by the Board, affirmatively solicit any third party, on an unsolicited basis, to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Parent, or encourage, initiate or support any third party in making such an offer or proposal (not including the Merger);

(g) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration by the Stockholders;

(h) seek, alone or in concert with others, representation on the Board, except as specifically permitted in this Agreement;

(i) knowingly advise, encourage, support or influence any Person with respect to the voting or disposition of any securities of Parent at any Annual Meeting or special meeting of the Stockholders, in each case, for the purpose of facilitating, or that could reasonably be expected to lead to, any action by any Person, which, if taken by the Holder, would constitute a breach of this Section 2; or

(j) publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 2.

3. Registration Statement for Parent Common Stock.

(a) Parent shall exercise commercially reasonable efforts to either amend a current Registration Statement on Form S-3 (or other available form of Registration Statement) or file a new Registration Statement on Form S-3 (or other available form of Registration Statement) (in either case, the “Registration Statement”) within forty-five (45) days after a request by the Holder to provide for the resale of all or any of the Consideration Shares; provided, however, that if a Holder Sell-Off Event has occurred, then Parent shall have no obligation pursuant to this Section 3. Parent shall use its commercially reasonable efforts to cause any such Registration Statement to become effective as soon as practicable following the filing thereof.

(b) The Holder shall furnish all information reasonably requested by Parent for inclusion in the Registration Statement and any related prospectus. Parent shall use its commercially reasonable efforts to have the Registration Statement promptly declared effective by the SEC. Parent shall use commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and available for sales of all of the Consideration Shares at all times until the earlier of (i) the date as of which the Parent determines that the Holder may sell all of the Consideration Shares without restriction pursuant to the last sentence of Rule 144(b)(1)(i) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Holder shall have sold all the Consideration Shares (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent shall not be liable with respect to any information furnished to Parent by or on behalf of the Holder or his representatives in writing specifically for use in the preparation of such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein).

(c) Parent shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sale of the Consideration Shares under the Registration Statement.

(d) Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Consideration Shares covered by the Registration Statement until such time as all of such Consideration Shares shall have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in such registration statement.

(e) Upon request by the Holder, Parent shall furnish to the Holder, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Holder may reasonably request from time to time.

(f) In connection with a request by the Holder under Section 3(a), Parent shall use commercially reasonable efforts to (i) register and qualify the Consideration Shares covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Consideration Shares for sale in such jurisdictions; provided, that Parent shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a), or (y) subject itself to general taxation in any such jurisdiction. Parent shall promptly notify the Holder of the receipt by Parent of any notification with respect to the suspension of the registration or qualification of any of the Consideration Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(g) Parent shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Consideration Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as promptly as possible and to notify the Holder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) or any other similar rule or regulation of the SEC that may at any time permit the Holder to sell securities of Parent to the public without registration, Parent will (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act so long as Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

4. Lock-up of Consideration Shares.

The Holder hereby agrees, without Parent’s prior written consent and other than as expressly contemplated by the Merger Agreement, that Holder shall not, during each of the first and second consecutive twelve month periods, beginning on the Closing Date and ending on the second anniversary of the Closing Date (each such twelve month period, a “Lock-Up Period”), sell or otherwise transfer, make any short sale of, grant any option for the purchase of, encumber, or enter into any hedging or similar transaction with the same economic effect as a sale of Common Stock, such that the aggregate number of shares of Common Stock sold by the Holder during such Lock-Up Period would be equal to or greater than one-half (1/2) of the Consideration Shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification or similar event with respect to the Common Stock after the date hereof); provided, however, that the forgoing restrictions shall not apply in the case of transfers by the Holder by gift to a charitable trust or charitable organization, solely for estate planning purposes, and, for the avoidance of doubt, not by transfer for value, and of which the Holder has provided to Parent prior to written notice, by will or the laws of descent and distribution, or by transfers to a charitable remainder trust established by the Holder, provided that any shares of Common Stock transferred thereto shall remain subject to this Section 4 for the duration of the Lock-Up

Period. Parent may impose stop-transfer instructions with respect to shares of Common Stock subject to the foregoing restriction until the end of the Lock-Up Period. In connection with any debt or equity financing of Parent, the Holder agrees to promptly sign and return to Parent the Parent’s form of lock-up agreement, to the extent other members of the Board are also required to sign such form of lock-up agreement. Notwithstanding anything to the contrary herein, nothing in this Section 4 shall prohibit the establishment by the Holder of a zero-cost collar investment position (a “Hedge Position”) for so long as the Holder is not a member of the Board; provided, however, that upon the Holder’s appointment to the Board, the Holder shall terminate and unwind any such Hedge Position existing on such date. The Holder shall not establish or maintain any Hedge Position for so long as the Holder is a member of the Board.

5. Specific Performance.

Each of the Holder, on the one hand, and Parent, on the other hand, acknowledges and agrees that irreparable injury to the other would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Holder, on the one hand, and Parent, on the other hand (in either case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 5 is not the exclusive remedy for any violation of this Agreement.

6. Severability.

If any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed delivered, given and received (a) when delivered in person, (b) when transmitted by email or facsimile (with written confirmation of completed transmission), (c) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested) or (d) when delivered by an express courier (with written confirmation of delivery) to the parties hereto at the following addresses (or to such other address or facsimile number as such party may have specified in a written notice given to the other parties):

(i) if to Parent, to:

Repligen Corporation

41 Seyon Street, Building #1, Suite 100

Waltham, MA 02453

Facsimile: (781) 250-0115

Attention: Tony J. Hunt

Facsimile No: (781) 250-0115

Email: thunt@repligen.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Arthur R. McGivern and Jason Breen

Facsimile No.: (617) 801-8626

Email: AMcGivern@goodwinlaw.com;

JBreen@goodwinlaw.com

(ii) if to the Holder, to:

Roy T. Eddleman

417 Amapola Lane

Los Angeles, CA 90077

Facsimile No: (310) 885-3320

Email: rte417@gmail.com

with a copy (which shall not constitute notice) to:

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, CA 90067-2367

Attention: Istvan Benko

Facsimile No.: (310) 789-1426

Email: ibenko@troygould.com

8. Arbitration; Submission to Jurisdiction; Consent to Service of Process.

(a) All disputes, claims, or controversies arising out of or relating to the Agreement, or the negotiation, breach, validity or performance hereof or the transactions contemplated hereby, including claims of fraud or fraud in the inducement, and including as well the determination of the scope or applicability of this agreement to arbitrate, shall be resolved solely and exclusively by binding arbitration administered by JAMS in New York, New York, before a single arbitrator (the “Arbitrator”). Except as modified in this Section 8, the arbitration shall be administered pursuant to JAMS’s Comprehensive Rules and Procedures. The parties further agree that this arbitration shall apply equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants.

(b) The parties covenant and agree that the arbitration hearing shall commence within thirty (30) days of the date on which a written demand for arbitration is filed by any party hereto (the “Filing Date”). The hearing shall be no more than five (5) Business Days. In connection with the arbitration, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, with each deposition limited to eight (8) hours, excluding breaks, and the Arbitrator may grant additional depositions upon good cause shown. For purposes of determining the number of depositions as of right, multiple petitioners or multiple respondents shall each respectively be deemed one party. The Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. The Arbitrator’s award shall be made and delivered within ninety (90) days of the Filing Date, shall be binding and final as between the parties, and a judgment may be entered upon the award in any court having jurisdiction thereof. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The parties covenant and agree that the arbitration shall conclude within six (6) months of the Filing Date, and the Arbitrator shall be provided notice of such six-month limit (and agreed to abide by it) prior to his or her appointment as Arbitrator.

(c) The parties will (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator; provided, that the prevailing party shall be awarded its share of the Arbitrator’s fees and expenses and all other costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees; provided further that any party unsuccessfully refusing to comply with the award or an order of the Arbitrator shall be liable for costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees, incurred by the other party in enforcing the award or order. If the Arbitrator determines a party to be the prevailing party under circumstances where the prevailing party obtained relief on some but not all of the claims and counterclaims, the Arbitrator may award the prevailing party an appropriate percentage of the costs and expenses incurred by the prevailing party.

(d) Subject in all cases to the foregoing, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts located within New York, New York, in connection with any matter based upon, arising out of or relating to this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

9. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11. Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

12. Mutual Non-Disparagement.

Subject to applicable Law, each of the Holder and Parent covenants and agrees that, during the Standstill Period or if earlier, until such time as the other Party or any of its agents, Subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 12, neither it nor any of its respective Affiliates, shall in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander the other party or its or his Affiliates, agents, attorneys or representatives, in any manner that would reasonably be expected to damage the reputation of such other party, or that of their Affiliates, agents, attorneys or representatives.

13. Entire Agreement; Amendment and Waiver; Successors and Assigns.

This Agreement and the Merger Agreement: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral (including any letter of intent, term sheet or related discussions), among the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder (i) in connection with a sale of Parent or a sale of all or substantially all of its assets and (ii) to one or more of its Affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder.

14. Effectiveness.

The rights and obligations of the parties set forth in Sections 1 and 3 of this Agreement shall be effective as of the Effective Time. All other provisions of this Agreement shall be effective as of the date hereof. This Agreement shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon the termination of the Merger Agreement pursuant to and in accordance with the terms thereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

PARENT:

REPLIGEN CORPORATION

By:	/s/ Tony J. Hunt

Name:	Tony J. Hunt
Title:	President and Chief Executive Officer

HOLDER:

/s/ Roy Eddleman
Roy Eddleman